EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Advisor Managed Portfolios, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Advisor Managed Portfolios for the year ended June 30, 2026 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Advisor Managed Portfolios for the stated period.

/s/ Russell B. Simon		/s/ Eric T. McCormick
Russell B. Simon President and Principal Executive Officer Advisor Managed Portfolios		Eric T. McCormick Treasurer and Principal Financial Officer Advisor Managed Portfolios

Dated:	9.8.26	Dated:	9.8.26

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Advisor Managed Portfolios for purposes of Section 18 of the Securities Exchange Act of 1934.